UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 264-2208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 17, 2023, Volta Inc., a Delaware corporation (“Volta”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shell USA, Inc., a Delaware corporation (“Shell”), and, following its formation and becoming a party to the Merger Agreement, SEV Subsidiary, Inc., a Delaware corporation to be formed as a direct, wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Volta (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), with Volta continuing as the surviving corporation and as a wholly-owned subsidiary of Shell.

Consideration to Volta Stockholders. At the effective time of the Merger (“Effective Time”), each share of Class A common stock, par value $0.0001 per share, of Volta (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) (a) shares of Common Stock owned by Parent, Merger Sub or any of their respective subsidiaries or (b) shares of Common Stock or Class B common stock owned by Volta or any of its subsidiaries, including shares held as treasury stock, each of which shall be cancelled and ceased to exist, or (iii) for which appraisal rights have been demanded properly in accordance with Section 262 of the General Corporation Law of the State of Delaware), shall be converted into the right to receive $0.86 per share in cash, without interest and net of withholding taxes (the “Merger Consideration”).

Treatment of Volta Equity Awards and Company Stock Plans.

Immediately prior to the Effective Time, each then outstanding stock option award (whether or not vested or exercisable) that has an exercise price per share of Common Stock that is less than the Merger Consideration (an “Option”) and time-based restricted stock unit (“RSU”) award (whether or not vested) granted under any of the Company Stock Plans (as defined below) (collectively, the “Volta Equity Awards”) will vest in full and be canceled and converted into the right to receive, with respect to each share of Common Stock subject to such Volta Equity Award (as determined in accordance with the applicable award agreement), the Merger Consideration (less the exercise price in the case of the Options), less all applicable withholding and other authorized deductions. With respect to the performance-based RSU awards, all outstanding and unvested performance-based RSUs will be canceled in connection with the Merger, excluding the performance-based RSU grants held by each of Christopher Wendel (Volta’s former President) and Scott Mercer (Volta’s former Chief Executive Officer) (both grants collectively, the “Founder Awards”). Pursuant to Mr. Wendel’s and Mr. Mercer’s separation agreements with Volta Charging Industries, LLC, in each case, dated as of March 26, 2022, the Founder Awards will fully vest in connection with the Merger and be canceled and converted into the right to receive, with respect to each share of Common Stock subject to their respective equity awards, the Merger Consideration, less all applicable withholding and other authorized deductions. Each Option that has an exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration as of the Effective Time.

Pursuant to the Merger Agreement, Volta will take all actions necessary with respect to its 2021 Equity Incentive Plan and Founder Incentive Plan (collectively, the “Company Stock Plans”) to provide that, subject to the consummation of the Merger, the Company Stock Plans will terminate as of immediately prior to the Effective Time.

Board Approval. The Board of Directors of Volta (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the merger of Merger Sub with and into Merger, are advisable, fair to and in the best interests of Volta and its stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (iii) approved the execution, delivery and performance of the Merger Agreement by Volta and the consummation of the transactions contemplated thereby, including the Merger and the Voting Agreements, upon the terms and subject to the conditions set forth in the Merger Agreement; (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of Volta at a meeting of the stockholders of Volta; and (v) recommended that the stockholders of Volta vote in favor of the adoption of the Merger Agreement in accordance with the General Corporation Law of the State of Delaware, as amended.

Conditions to Closing. The consummation of the Merger (the “Closing”) is subject to certain conditions, including (i) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock to adopt the Merger Agreement (the “Stockholder Approval”), (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, (iii) the approval of the change of control of Volta France Sàrl contemplated by the Merger Agreement with the French Ministry of Economy to be made under article L151-3 of the French Code Monétaire et Financier (the “French FDI approval”), and (iv) the absence of any order or law enjoining or otherwise prohibiting the Merger.  Each of Shell’s and Volta’s obligation to consummate the Merger is also subject to additional customary conditions, including (x) the accuracy of the representations and warranties of the other party, subject to specified materiality qualifications, and (y) performance and compliance in all material respects by the other party with its obligations, covenants and agreements under the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants.  The Merger Agreement contains customary representations, warranties and covenants made by each of  Volta, Shell and Merger Sub, including, among others, covenants by Volta regarding the conduct of its business during the pendency of the Transactions, public disclosures and other matters.  Shell has agreed to customary covenants related to treatment of employees and their compensation and benefits after Closing, including commitments to honor compensatory arrangements in connection with the Transactions.  Volta is required, among other things, not to solicit alternative business combination transactions and, subject to certain exceptions, not to engage in discussions or negotiations regarding an alternative business combination transaction.  Volta is required to convene a meeting of its stockholders to vote on the adoption of the Merger Agreement.

Volta and Shell are required to (i) use their respective reasonable best efforts to take all actions to consummate the Transactions, including taking all actions necessary to obtain antitrust approval and the French FDI approval, subject to certain limitations, and (ii) cooperate in connection with their efforts to obtain antitrust approval and French FDI approval.

Termination Rights.  Both Shell and Volta may terminate the Merger Agreement under certain specified circumstances, including (a) if the Merger is not consummated by April 30, 2023, (b) if a governmental order prohibiting the Merger has become final and non-appealable, (c) if the approval of the Volta stockholders is not obtained, (d) if either party materially breaches its representations, warranties or covenants, and such breach is not cured on or before the earlier of (i) April 30, 2023 and (ii) 30 days after delivery of notice or (e) if Volta’s board makes an adverse recommendation change with respect to the proposed transaction or to enter into a superior acquisition proposal, or Volta is in willful breach of the no-shop restrictions. In certain circumstances in connection with the termination of the Merger Agreement, including if the Board changes or withdraws its recommendation of the Merger to its stockholders or terminates the Merger Agreement to enter into an agreement with respect to a “superior proposal,” or Volta is in willful breach of the no-shop restrictions, Volta will be required to pay Shell a termination fee equal to $5,919,165 in cash.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about Shell, Volta or their respective subsidiaries or affiliates or stockholders. The representations, warranties, and covenants of Volta contained in the Merger Agreement were made solely for the benefit of Shell and Merger Sub.  The assertions embodied in those representations and warranties were made solely for purposes of allocating risk among Volta, Shell and Merger Sub rather than establishing matters of fact and may be subject to important qualifications and limitations agreed to by Volta, Shell, and Merger Sub in connection with the negotiated terms.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Volta’s filings with the U.S. Securities and Exchange Commission (the “SEC”) or may have been used for purposes of allocating risk among Volta, Shell, and Merger Sub rather than establishing matters as facts.  Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts of Volta or any of its subsidiaries or affiliates.

If the Merger is consummated, the Common Stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934.

This summary of the principal terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and incorporated herein by reference, (i) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and (ii) is intended to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Volta in its public reports filed with the SEC.  In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Volta.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Parent entered into a voting agreement (each, a “Voting Agreement”) with each of Volta’s executive officers and directors who beneficially own Common Stock (each, a “Supporting Stockholder”) that hold in the aggregate, approximately 2.3% of the outstanding shares of Common Stock. The Voting Agreement provides that the Supporting Stockholders, upon the terms and subject to the conditions set forth therein, will vote their shares of Common Stock (i) in favor of the proposal to adopt the Merger Agreement and (ii) against any competing transaction that may be proposed, any proposal which would reasonably be expected to result in a breach of any covenant of Volta under the Merger Agreement, and any proposal that would reasonably be expected to prevent or materially delay the consummation of the Merger.

The Voting Agreement terminates upon the earliest to occur of (such earliest date, the “Expiration Time”): (i) the Effective Time; (ii) the making of an adverse recommendation change by Volta’s board of directors or a committee thereof; (c) the date on which the Merger Agreement is terminated in accordance with its terms; (d) the date upon which an Adverse Amendment (defined below) is effected; and (e) the termination of the Voting Agreement by mutual written consent of the Volta and Shell. “Adverse Amendment” means any amendment to the Merger Agreement that is effected, or any waiver of Volta’s or Supporting Stockholders’ rights under the Merger Agreement that is granted, in each case, without the Supporting Stockholder’s prior written consent, that (i) reduces the Merger Consideration to be received by the stockholders of Volta, (ii) changes the form of Merger Consideration payable to the stockholders of Volta, (iii) could reasonably be expected to materially and adversely affect the timing of payment of the Merger Consideration to the Supporting Stockholder, (iv) imposes new liabilities and/or obligations of the Supporting Stockholders under the Merger Agreement or otherwise amends or modifies the Merger Agreement in a manner adverse in any material respect to the Supporting Stockholders, or (v) changes the conditions to Closing or termination rights of the Merger Agreement in a manner that adversely affects Volta in any material respect.

The Voting Agreement does not limit or affect any actions taken, inaction or omissions by a Supporting Stockholder in Stockholder’s capacity as a director, officer, employee, trustee or fiduciary of Volta, including in exercising rights under the Merger Agreement,

A copy of the form of Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Voting Agreement.

Loan Agreement

Equilon Loan Agreement: On January 17, 2023 (the “Loan Closing Date”), Volta entered into a term loan, guarantee and security agreement (the “Equilon Loan Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US (“Equilon”), an affiliate of Shell, concurrently with the execution of the Merger Agreement, pursuant to which Equilon has provided a subordinated secured delayed draw term loan facility to Volta and certain of Volta’s subsidiaries of up to $20 million (the “Equilon Loans”), of which initially $5 million is available at signing. Additional amounts are to be drawn in minimum increments of $5 million. The Equilon Loans shall mature on the earliest of (i) the acceleration of obligations by Equilon under the Equilon Loan Agreement, (ii) the later to occur of (x) the date that is 60 days after termination of the Merger Agreement in compliance with Article IX of the Merger Agreement (other than pursuant to a superior proposal), and (y) the date that is 91 days following maturity of the company’s existing senior credit facilities with EICF Agent LLC (“EICF”, and the associated loan agreement, the “EICF Loan Agreement”), (iii) the Effective Time of the Merger and (iv) termination of the Merger Agreement in connection with a superior proposal.

The Equilon Loans will bear interest at 15% per annum, increasing to 18% per annum three months after signing. Interest is capitalized (with monthly compounding). The default interest rate is an additional 2.0% per annum.

Volta’s obligations under the Equilon Loan Agreement are secured by a second priority security interest in the assets securing Volta’s obligations under the EICF Loan Agreement.

The Equilon Loan Agreement contains certain representations, covenants and events of default which are substantially based on the analogous provisions of the EICF Loan Agreement. Prior to a “trigger date”, only certain “key” representations, covenants and defaults are to be applicable under the Equilon Loan Agreement. A “trigger date” occurs upon the earlier of: (x) the date of acceptance of a superior proposal under the Merger Agreement and (y) the date of termination of the Merger Agreement.

In connection with the Equilon Loan Agreement, on January 17, 2023, Equilon, EICF and Volta entered into a subordination and intercreditor agreement (the “Intercreditor Agreement”), pursuant to which Volta’s obligations (and the liens securing those obligations) under the Equilon Loan Agreement are subordinated to Volta’s obligations (and the liens securing those obligations) under the EICF Loan Agreement.

The foregoing summary description of the Equilon Loan Agreement and Intercreditor Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Equilon Loan Agreement and Intercreditor Agreement, each of which is filed as an exhibit hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On January 18, 2023, Volta issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Shell USA, Inc. (“Shell”) and Volta Inc. (“Volta”). In connection with the proposed transaction, Volta plans to file a proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF VOLTA ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT VOLTA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the Proxy Statement and other relevant materials (when they become available) and other documents filed by Volta at the SEC’s website at www.sec.gov. Copies of the Proxy Statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, on Volta’s website at investors.voltacharging.com or by contacting Volta Investor Relations at drew@voltacharging.com.

Participants in the Solicitation

Volta and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Volta’s directors and executive officers is available in its proxy statement filed with the SEC on June 13, 2022 and in its current reports on Form 8-K filed with the SEC on June 13, 2022, July 12, 2022, August 2, 2022 and January 6, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). Investors should read the proxy statement and other relevant materials carefully when they become available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements included in this communication other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based on current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Such statements are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond Volta’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate or that any transaction will ultimately be consummated. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the transaction, including the risks that (a) the transaction may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain Volta stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable regulatory approvals, and (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied; (2) the possibility of the termination of the merger agreement and the effects that any termination of the merger agreement may have on Volta or its business, including the risks that Volta’s stock price may decline significantly and that Volta may not be able to continue as a going concern if the transaction is not completed; (3) the effects that the announcement or pendency of the merger may have on Volta and its business, including the risks that as a result (a) Volta’s business, operating results or stock price may suffer, (b) Volta’s current plans and operations may be disrupted, (c) Volta’s ability to retain or recruit key employees may be adversely affected, (d) Volta’s business relationships (including, customers and suppliers) may be adversely affected, or (e) Volta’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Volta’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Volta and others; (6) the risk that the transaction and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Volta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q, each as updated or supplemented by subsequent reports that Volta has filed or files with the SEC. The risks and uncertainties may be impacted by the COVID-19 pandemic (including supply chain constraints, labor shortages and inflationary pressure). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this communication occur, or should underlying assumptions prove incorrect, Volta’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, Volta undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this communication, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 17, 2023, by and between Volta Inc. and Shell USA, Inc.
10.1	Form of Voting Agreement by and between Shell USA, Inc. and each of the Supporting Stockholders.
10.2	Term Loan, Guarantee and Security Agreement, dated as of January 17, 2023, by and among Volta Inc. and Equilon Enterprises LLC d/b/a Shell Oil Products US
10.3	Subordination and Intercreditor Agreement, dated as of January 17, 2023, by and among, Volta Inc., Equilon Enterprises LLC d/b/a Shell Oil Products US, and EICF Agent LLC.
99.1	Volta Inc. Press Release dated January 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Volta Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: January 18, 2023